UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2017

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CREATIVE LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	000-52883	20-4456503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, Suite 113 St. Augustine, FL	32095
(Address of Principal Executive Offices)	(Zip Code)

(904) 824-3133

(Registrant’s telephone number, including area code)

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2017, Creative Learning Corporation (the “Company”) appointed Karla Kretsch as Chief Operating Officer, effective immediately. Ms. Kretsch, age 52, served as Director of Operations of a Bricks 4 Kidz franchise from 2010 until her appointment with the Company. Ms. Kretsch also served as a Project Consulting Manager for Vaco, a national consulting and talent solutions firm, from 2014 to April 2016. From 1990 to 2009 Ms. Kretsch held various positons with Wells Fargo & Company, including operational risk manager and automobile finance group project management manager. Ms. Kretsch holds a Bachelor of Science from Arizona State University, and is a certified public accountant in California (inactive).

In connection with her appointment, Ms. Kretsch entered into an employment agreement, dated January 25, 2017, with the Company (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Kretsch will serve as Chief Operating Officer of the Company for an initial term that expires on January 1, 2018. On or before December 31, 2017, the Company and Ms. Kretsch are to review and evaluate renewal of the Employment Agreement, and possible amendment of the terms thereof.

Pursuant to the Employment Agreement, Ms. Kretsch will receive a base salary of $80,000 per year, and will be eligible to be considered for a year-end bonus for 2017. In addition, Ms. Kretsch will receive equity grants on the last day of each calendar quarter, as follows (the “Equity Awards”):  (1) stock grants valued at $2,000 for the quarter ended March 31, 2017 and $2,500 for each subsequent quarter, and (2) option grants valued at $7,000 for the quarter ended March 31, 2017 and $8,750 for each subsequent quarter, in each case based on the average closing value of the Company’s stock over the applicable period. Ms. Kretch would be entitled to the acceleration of all such equity compensation if the Company is taken private during the term of the Employment Agreement.

If Ms. Kretsch’s employment under the Employment Agreement is terminated by the Company without “Cause” (as such term is defined in the Employment Agreement), Ms. Kretsch will be entitled to receive the Equity Awards due for the quarter in which termination occurs, and if Ms. Kretsch’s employment under the Employment Agreement is terminated by Mr. Kretsch for “Good Reason” (as such term is defined in the Employment Agreement), Ms. Kretsch will be entitled to receive the Equity Awards due for the quarter in which termination occurs and the immediately following quarter.

The Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Employment Agreement, and customary employee non- solicitation provisions, which apply during the term of employment and for six months thereafter.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Description

10.1

Employment Agreement, dated as of January 25, 2017, between the Company and Karla Kretsch

99.1

Press Release issued by the Company on January 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 31, 2017
CREATIVE LEARNING CORPORATION

	By:	/s/ Christian Miller
Name: Christian Miller
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

10.1

Employment Agreement, dated as of January 25, 2017, between the Company and Karla Kretsch

99.1

Press Release issued by the Company on January 25, 2017.